Exhibit 99.2

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

DECEMBER 31, 2012

BioMed Realty Trust, Inc.	Corporate Communications Contact	www.biomedrealty.com
17190 Bernardo Center Drive	Rick Howe	(858) 485-9840 phone
San Diego, CA 92128	Senior Director, Corporate Communications	(858) 485-9843 fax
richard.howe@biomedrealty.com

TABLE OF CONTENTS

DECEMBER 31, 2012

	Page		Page
Fourth Quarter Highlights	3	Common and Preferred Stock Data	20
Investor Information	4	Market Summary	21
Equity Research Coverage	5	Property Listing - Consolidated Portfolio	22-23
Financial and Operating Highlights	6	Redevelopment, Pre-development and Other
Capitalization Summary	7	Capital Improvements	24
Portfolio Summary	8	Capital Expenditures	25
Consolidated Balance Sheets	9	Property Listing - Unconsolidated Partnerships	26
Consolidated Statements of Operations	10	Lease Expirations	27
Balance Sheet / Operations Statement Detail	11	Expirations by Market	28
FFO, CFFO and AFFO	12	10 Largest Tenants	29
FFO, CFFO and AFFO per Share	13	Same Property Analysis	30
Reconciliation of EBITDA and Adjusted EBITDA	14	Acquisitions / Dispositions	31
Reconciliation of Net Operating Income	15	Leasing Activity	32
Interest Expense	16	Tenant Improvements, Leasing Commissions
Coverage Ratios	17	and Tenant Concessions	33
Debt Summary	18	Non-GAAP Financial Measure Definitions	34
Debt Maturities	19	Definitions	35

This Supplemental Operating and Financial Data package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions, developments and other investments, and the ability to refinance indebtedness as it comes due; failure to maintain the company’s investment grade credit ratings with the ratings agencies; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; reductions in asset valuations and related impairment charges; risks and uncertainties affecting property development and construction; risks associated with downturns in foreign, domestic and local economies, changes in interest rates and foreign currency exchange rates, and volatility in the securities markets; ownership of properties outside of the United States that subject the company to different and potentially greater risks than those associated with the company’s domestic operations; risks associated with the company’s investments in loans, including borrower defaults and potential principal losses; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All amounts shown in this report are unaudited.

This Supplemental Operating and Financial Data package is not an offer to sell or solicitation to buy securities of BioMed Realty Trust, Inc. Any offers to sell or solicitations to buy securities of BioMed Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

FOURTH QUARTER HIGHLIGHTS

DECEMBER 31, 2012

•

Executed 30 leasing transactions during the quarter representing approximately 624,900 square feet, driving the total operating portfolio leased percentage on a weighted-average basis to approximately 92.1% at quarter end, comprised of:

•	13 new leases totaling approximately 256,600 square feet, highlighted by:

•	a lease expansion with Ironwood Pharmaceuticals, Inc. for 93,000 square feet at the company’s 301 Binney Street property in Cambridge, Massachusetts; and

•	a lease expansion with Regeneron Pharmaceuticals, Inc. for an additional approximately 80,500 square feet at The Landmark at Eastview campus in Tarrytown, New York.

•	17 lease renewals totaling approximately 368,300 square feet, highlighted by:

•	a lease extension with Ironwood Pharmaceuticals, Inc. for the balance of the approximately 210,300 square feet currently leased at the 301 Binney Street property through January 31, 2018; and

•	a lease extension with NuGen Technologies, Inc. for approximately 47,900 square feet at the company’s Industrial Road property in San Carlos, California.

•	Increased funds from operations (FFO) for the quarter by 20.0% to $0.36 per diluted share, as compared to $0.30 per diluted share in the fourth quarter of 2011.

•	Increased adjusted funds from operations (AFFO) for the quarter by 17.9% to $0.33 per diluted share, as compared to $0.28 per diluted share in the fourth quarter of 2011.

•	Increased same property net operating income on a cash basis for the period by 6.1% and the same property leased percentage increased by 5.7% as compared to the same period in 2011.

•

Generated total revenues for the quarter of $138.8 million, up 23.9% from $112.0 million in the same period in 2011 and the highest in the company’s history. Rental revenues for the quarter increased by 22.5% to $104.0 million from $84.9 million in the same period in 2011, the highest in the company’s history.

•	Reported net income available to common stockholders for the quarter of $4.5 million, or $0.03 per diluted share.

About Biomed Realty Trust

BioMed Realty delivers optimal real estate solutions for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed Realty owns or has interests in properties comprising approximately 13.1 million rentable square feet. The company’s properties are located predominantly in the major U.S. life science markets of Boston, San Francisco, Maryland, San Diego, New York/New Jersey, Pennsylvania and Seattle, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.

INVESTOR INFORMATION

DECEMBER 31, 2012

Company Information
Corporate Headquarters	Trading Symbols	Transfer Agent	Stock Exchange Listing
17190 Bernardo Center Drive	BMR	Computershare Shareowner Services LLC	New York Stock Exchange
San Diego, CA 92128	BMR PrA	480 Washington Boulevard
(858) 485-9840		Jersey City, NJ 07310-1900
(858) 485-9843 (fax)		(877) 296-3711

Please visit our corporate website at:	www.biomedrealty.com

Board of Directors	Senior Management
Alan D. Gold	Alan D. Gold	Karen A. Sztraicher	Bruce D. Steel
Chairman	Chairman and	Executive Vice President,	Managing Director,
Daniel M. Bradbury	Chief Executive Officer	Asset Management	BioMed Ventures
Barbara R. Cambon	R. Kent Griffin, Jr.	Jonathan P. Klassen	Stephen A. Willey
Edward A. Dennis, Ph.D.	President and	Senior Vice President,	Vice President,
Richard I. Gilchrist	Chief Operating Officer	General Counsel and Secretary	Chief Accounting Officer
Gary A. Kreitzer	Gary A. Kreitzer	John P. Bonanno	Janice L. Kameir
Theodore D. Roth	Executive Vice President,	Senior Vice President,	Vice President, Human Resources
M. Faye Wilson	Director	Leasing & Development	Robert M. Sistek
	Matthew G. McDevitt	Kevin M. Simonsen	Vice President, Finance
	Executive Vice President,	Vice President,	William F. X. Kane
	Real Estate	Real Estate Counsel	Vice President,
	Greg N. Lubushkin		Leasing & Development
Chief Financial Officer

Tentative Schedule for Quarterly Results
First Quarter 2013	May 2, 2013
Second Quarter 2013	August 1, 2013
Third Quarter 2013	October 31, 2013
Fourth Quarter 2013	February 6, 2014

EQUITY RESEARCH COVERAGE

DECEMBER 31, 2012

BMO Capital Markets	Richard C. Anderson Joshua Patinkin	(212) 885-4180 (212) 883-5102	richard.anderson@bmo.com joshua.patinkin@bmo.com

Cantor Fitzgerald	David Toti Evan Smith	(212) 915-1219 (212) 915-1220	dtoti@cantor.com evan.smith@cantor.com

Cowen and Company	James Sullivan Michael Gorman	(646) 562-1380 (646) 562-1381	james.sullivan@cowen.com michael.gorman@cowen.com

Goldman Sachs	Matthew Rand Andrew Rosivach	(212) 902-4227 (212) 902-2796	matthew.rand@gs.com andrew.rosivach@gs.com

Green Street Advisors	Jeff Theiler John Hornbeak	(949) 640-8780	jtheiler@greenst.com jhornbeak@greenst.com

Jefferies & Co.	Omotayo Okusanya David Shamis	(212) 336-7076 (212) 284-1796	tokusanya@jefferies.com dshamis@jefferies.com

KeyBanc Capital Markets	Jordan Sadler Craig Mailman	(917) 368-2280 (917) 368-2316	jsadler@keybanccm.com cmailman@keybanccm.com

Macquarie Capital (USA)	Robert Stevenson Nicholas Yulico	(212) 231-8068 (212) 231-8028	rob.stevenson@macquarie.com nicholas.yulico@macquarie.com

Morgan Stanley	Paul Morgan Vance H. Edelson	(415) 576-2627 (212) 761-0078	paul.b.morgan@morganstanley.com vance.edelson@morganstanley.com

Raymond James	Paul D. Puryear William A. Crow	(727) 567-2253 (727) 567-5294	paul.puryear@raymondjames.com bill.crow@raymondjames.com

Robert W. Baird & Co.	Mathew R. Spencer	(414) 298-5053	mspencer@rwbaird.com

Stifel, Nicolaus & Company, Inc.	Daniel Bernstein Seth P. Cohn	(443) 224-1351 (443) 224-1354	bernsted@stifel.com cohns@stifel.com

UBS Securities	Ross T. Nussbaum	(212) 713-4760	ross.nussbaum@ubs.com

Wells Fargo Securities	Brendan Maiorana Young Ku	(443) 263-6516 (443) 263-6564	brendan.maiorana@wachovia.com young.ku@wachovia.com

FINANCIAL AND OPERATING HIGHLIGHTS

DECEMBER 31, 2012

(In thousands, except per share and ratio amounts)

	Three Months Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Selected Operating Data
Total revenues	$138,771	$134,537	$124,848	$120,012	$111,958
EBITDA (1)	85,018	81,773	63,302	66,485	71,980
Adjusted EBITDA (1)	88,784	85,646	79,571	75,291	72,011
Net operating income - cash basis (2)	92,728	92,032	86,800	83,432	75,140
General and administrative expense	10,608	10,226	8,576	8,614	9,169
Acquisition-related expenses	22	176	12,245	633	309
Capitalized interest	2,268	1,926	2,090	2,360	2,260
Interest expense, net	26,745	26,817	23,825	22,219	21,725
Operating margin (3)	70.9%	70.8%	70.3%	69.4%	71.2%
General and administrative expense / Total revenues	7.6%	7.6%	6.9%	7.2%	8.2%
Change in same property net operating income - cash basis (4)	6.1%	7.7%	6.4%	4.3%	2.2%
Net income/(loss) available to common stockholders	4,516	2,758	(8,713)	(1,339)	12,058
Net income/(loss) per share - diluted	$0.03	$0.02	$(0.06)	$(0.01)	$0.08
FFO - diluted (5)	59,546	56,166	40,680	50,197	46,880
FFO per share - diluted (5)	$0.36	$0.34	$0.24	$0.30	$0.30
CFFO - diluted (5)	59,568	56,342	52,925	50,830	47,189
CFFO per share - diluted (5)	$0.36	$0.34	$0.32	$0.30	$0.30
AFFO - diluted (5)	55,004	55,641	55,334	50,472	44,247
AFFO per share - diluted (5)	$0.33	$0.33	$0.33	$0.30	$0.28
Dividend per share - common stock	$0.235	$0.215	$0.215	$0.215	$0.20
CFFO payout ratio (6)	65.3%	63.2%	67.2%	71.7%	66.7%
AFFO payout ratio (6)	71.2%	65.2%	65.2%	71.7%	71.4%

(1)	For definitions and discussion of EBITDA and adjusted EBITDA, see page 34. For a quantitative reconciliation of the differences between adjusted EBITDA, EBITDA and net income available to common stockholders, see page 14.
(2)	For definitions and discussion of net operating income - cash basis, see page 15.
(3)	See page 15 for detail.
(4)	Compared to the same period in the prior year. See page 30 for detail.
(5)	For definitions and discussion of FFO, CFFO and AFFO, see page 34. For a quantitative reconciliation of the differences between FFO, CFFO, AFFO and net income available to common stockholders, see pages 12 and 13.
(6)	See page 13 for detail of the CFFO and AFFO payout ratios.

CAPITALIZATION SUMMARY

DECEMBER 31, 2012

(In thousands, except per share and ratio amounts)

		12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Capitalization
Total common shares outstanding		154,328	154,335	154,184	154,163	154,101
Total units outstanding (1)		2,933	2,943	2,943	2,957	2,980

Total common shares and units outstanding		157,261	157,278	157,127	157,120	157,081
Common share price at quarter end		$19.33	$18.72	$18.68	$18.98	$18.08

Equity value at quarter end		$3,039,847	$2,944,240	$2,935,122	$2,982,134	$2,840,033
Preferred stock at liquidation value		198,000	198,000	198,000	198,000	198,000
Consolidated debt		2,170,983	2,142,405	2,106,021	1,812,258	1,682,578

Total capitalization		$5,408,830	$5,284,645	$5,239,143	$4,992,392	$4,720,611

Debt / Total assets		44.9%	44.3%	43.9%	39.9%	38.0%
Debt / Total gross assets		39.9%	39.7%	39.6%	36.0%	34.5%
Debt / Total capitalization		40.1%	40.5%	40.2%	36.3%	35.6%
Coverage Ratios (2)
Debt / Adjusted EBITDA		6.1	6.2	6.6	6.0	5.8
Interest coverage		3.7	3.6	3.8	3.8	3.7
Fixed charge coverage		3.0	2.9	3.0	3.0	2.8
Total Consolidated Debt
Secured debt / Total gross assets		10.5%	10.7%	10.3%	11.1%	12.0%
Floating rate debt / Total debt		24.1%	23.0%	22.7%	23.5%	15.9%
Adjusted floating rate debt / Total debt (3)		7.4%	6.1%	13.2%	12.5%	—
Unencumbered real estate / Total real estate		77.0%	76.8%	77.0%	75.2%	73.7%
Unencumbered CABR / Total CABR (4)		79.3%	79.1%	79.3%	77.9%	73.0%
Unsecured line of credit capacity		$632,000	$650,500	$658,590	$723,090	$481,090

Bond Covenants (5)	Requirements
Total outstanding debt / Total assets	Must be ≤ 60%	41.1%	41.3%	41.2%	37.2%	35.7%
Secured debt / Total assets	Must be ≤ 40%	10.8%	11.0%	10.7%	11.5%	12.5%
Consolidated income available for debt service / Annual debt service charge	Must be ≥ 1.5X	3.0	2.9	2.9	3.2	3.1
Unencumbered assets / Unsecured debt - Notes due 2020	Must be ≥ 150%	260%	259%	258%	299%	323%
Unencumbered assets / Unsecured debt - Notes due 2016, Notes due 2022	Must be ≥ 150%	257%	257%	255%	296%	320%

(1)	Includes both operating partnership (OP) and long term incentive plan (LTIP) units outstanding.
(2)	For discussion of coverage ratios, see page 34. See page 17 for the calculation of interest and fixed charge coverage ratios. See page 14 for calculation of Adjusted EBITDA.
(3)	Includes effect of interest rate swaps on the Company’s unsecured senior term loan facility. See page 18 for more information.
(4)	For current annualized base rent (CABR) by market, see page 21.
(5)	Calculated in accordance with the covenants contained in the indenture that governs the terms of the Company’s unsecured senior notes due 2020 and supplemental and base indentures that govern the terms of the Company’s unsecured senior notes due 2016 and unsecured senior notes due 2022, which are included as exhibits to the Company’s Forms 8-K filed with the SEC on April 30, 2010, March 30, 2011, and June 28, 2012, respectively. The covenants for the unsecured senior notes due 2020, unsecured senior notes due 2016, and unsecured senior notes due 2022 are identical, except that the unencumbered total asset value definition for the unsecured senior notes due 2020 includes investments in unconsolidated partnerships accounted for under the equity method of accounting, whereas the unencumbered total asset value definition for the unsecured senior notes due 2016 and unsecured senior notes due 2022 excludes such investments in unconsolidated partnerships.

PORTFOLIO SUMMARY

DECEMBER 31, 2012

	Gross Book Value	Buildings	Rentable Square Feet	Weighted Average Leased % (1)
	(In thousands)
Stabilized (2)	$3,569,603	111	8,482,603	99.4%
Lease up (2)	1,084,068	47	4,040,095	68.1%

Total operating portfolio	$4,653,671	158	12,522,698	92.1%

Redevelopment (3)	$47,508	4	196,867	42.5%
Pre-Development (3)	74,015	—	696,000	—
Unconsolidated partnership portfolio (4)	32,367	3	352,863	56.4%
Development potential (3)	147,972	—	3,315,000	—

Total portfolio	$4,955,533	165	17,083,428

(1)	Calculated based on gross book value for each asset multiplied by the percentage leased.
(2)	See pages 22-23 for detail of consolidated portfolio and page 35 for definitions of terms.
(3)	See page 24 for detail of the consolidated portfolio and page 35 for definitions of terms.
(4)	See page 26 for detail of the unconsolidated partnership portfolio.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2012

(In thousands)

	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Assets
Investments in real estate, net	$4,319,716	$4,327,426	$4,309,421	$4,037,928	$3,950,246
Investments in unconsolidated partnerships	32,367	31,955	32,562	32,901	33,389
Cash and cash equivalents	19,976	20,646	17,385	13,336	16,411
Accounts receivable, net	4,507	7,128	4,241	4,426	5,141
Accrued straight-line rents, net	152,096	144,975	139,346	134,371	130,582
Deferred leasing costs, net	172,363	180,925	185,354	164,002	157,255
Other assets	133,454	118,052	111,383	158,285	135,521

Total assets	$4,834,479	$4,831,107	$4,799,692	$4,545,249	$4,428,545

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$571,652	$574,497	$550,704	$559,111	$587,844
Exchangeable senior notes	180,000	180,000	180,000	180,000	180,000
Unsecured senior notes, net	894,177	893,955	893,737	645,749	645,581
Unsecured senior term loan	405,456	405,216	400,000	400,000	—
Unsecured line of credit	118,000	87,000	78,000	26,000	268,000
Accounts payable, accrued expenses and other liabilities	180,653	178,706	157,829	156,669	134,924

Total liabilities	2,349,938	2,319,374	2,260,270	1,967,529	1,816,349
Equity:
Stockholders’ equity:
Preferred stock	191,469	191,469	191,469	191,469	191,469
Common stock	1,543	1,543	1,542	1,541	1,541
Additional paid-in capital	2,781,849	2,779,035	2,776,046	2,773,248	2,773,994
Accumulated other comprehensive loss, net	(54,725)	(56,988)	(57,326)	(58,882)	(60,138)
Dividends in excess of earnings	(443,280)	(411,529)	(381,105)	(339,243)	(304,759)

Total stockholders’ equity	2,476,856	2,503,530	2,530,626	2,568,133	2,602,107
Noncontrolling interests	7,685	8,203	8,796	9,587	10,089

Total equity	2,484,541	2,511,733	2,539,422	2,577,720	2,612,196

Total liabilities and equity	$4,834,479	$4,831,107	$4,799,692	$4,545,249	$4,428,545

CONSOLIDATED STATEMENTS OF OPERATIONS

DECEMBER 31, 2012

(In thousands, except share and per share data)

	Three Months Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Revenues:
Rental	$103,978	$101,467	$95,708	$91,475	$84,854
Tenant recoveries	31,638	31,765	28,939	28,453	26,098
Other revenue	3,155	1,305	201	84	1,006

Total revenues	138,771	134,537	124,848	120,012	111,958

Expenses:
Rental operations	39,502	38,944	37,044	36,729	31,899
Depreciation and amortization	52,963	51,372	47,575	44,934	36,670
General and administrative	10,608	10,226	8,576	8,614	9,169
Acquisition-related expenses	22	176	12,245	633	309

Total expenses	103,095	100,718	105,440	90,910	78,047

Income from operations	35,676	33,819	19,408	29,102	33,911
Equity in net loss of unconsolidated partnerships	(379)	(339)	(317)	(355)	(640)
Interest expense, net	(26,745)	(26,817)	(23,825)	(22,219)	(21,725)
Other (expense)/income	(292)	(208)	(549)	174	4,244

Income/(loss) from continuing operations	8,260	6,455	(5,283)	6,702	15,790
Income/(loss) from discontinued operations	—	—	49	(4,420)	163

Net income/(loss)	8,260	6,455	(5,234)	2,282	15,953
Net (income)/loss attributable to noncontrolling interests	(93)	(46)	172	30	(244)

Net income/(loss) attributable to the Company	8,167	6,409	(5,062)	2,312	15,709
Preferred stock dividends	(3,651)	(3,651)	(3,651)	(3,651)	(3,651)

Net income/(loss) available to common stockholders	$4,516	$2,758	$(8,713)	$(1,339)	$12,058

Income/(loss) from continuing operations per share available to common stockholders:
Basic and diluted earnings per share	$0.03	$0.02	$(0.06)	$0.02	$0.08

Income/(loss) from discontinued operations per share available to common stockholders:
Basic and diluted earnings per share	$—	$—	$—	$(0.03)	$—

Net income/(loss) per share available to common stockholders:
Basic and diluted earnings per share	$0.03	$0.02	$(0.06)	$(0.01)	$0.08

Weighted-average common shares outstanding:
Basic	152,790,669	152,785,451	152,775,422	152,659,258	140,909,345

Diluted	155,728,210	155,728,209	152,775,422	155,625,204	143,889,324

BALANCE SHEET / OPERATIONS STATEMENT DETAIL

DECEMBER 31, 2012

(In thousands)

	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Restricted cash	$3,554	$3,443	$2,485	$4,830	$5,662
Real estate held for sale	—	—	—	28,000	—
Acquired above-market leases, net	18,099	20,234	22,292	23,670	26,318
Acquired below-market ground lease, net	11,368	11,426	11,484	11,542	11,600
Deferred loan costs, net	17,512	18,878	19,476	18,445	16,253
Lease incentives, net	21,741	21,990	21,925	24,778	22,951
Construction loan receivable, net (1)	21,695	1,275	1,275	—	—
Other	39,485	40,806	32,446	47,020	52,737

Other assets	$133,454	$118,052	$111,383	$158,285	$135,521

Security deposits	$12,417	$12,296	$12,501	$11,941	$11,907
Dividends and distributions payable	40,607	37,465	37,433	37,431	35,067
Accounts payable, accrued expenses and other liabilities	114,124	114,533	95,123	100,689	81,441
Derivative instruments	5,284	5,702	3,701	289	—
Acquired below-market leases, net	8,221	8,710	9,071	6,319	6,509

Accounts payable, accrued expenses and other liabilities	$180,653	$178,706	$157,829	$156,669	$134,924

	Three Months Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Lease termination revenue	$2,483	$935	$81	$32	$890
Construction loan revenue	387	326	149	—	—
Other revenue	285	44	(29)	52	116

Other revenue	$3,155	$1,305	$201	$84	$1,006

Rental operations expenses	$26,753	$26,480	$24,583	$24,673	$20,888
Real estate taxes	12,749	12,464	12,461	12,056	11,011

Rental operations	$39,502	$38,944	$37,044	$36,729	$31,899

(Loss)/gain on extinguishment of debt	$(99)	$—	$34	$182	$51
Gain on revaluation of acquired unconsolidated partnerships	—	—	—	—	4,679
Non-cash adjustment for marketable securities	—	—	(545)	—	(506)
(Loss)/gain on derivative instruments	(1)	(1)	—	(8)	20
Realized gain on foreign currency transactions	16	40	—	—	—
Income tax expense	(208)	(247)	(38)	—	—

Other (expense)/income	$(292)	$(208)	$(549)	$174	$4,244

(1)	Represents funding of draws on a $355 million construction loan secured by first priority mortgages on a 1.1 million square foot laboratory, office and retail development project located in Boston, Massachusetts, of which the Company’s funding obligation is $255 million.

FFO, CFFO AND AFFO (1)

DECEMBER 31, 2012

(In thousands)

	Three Months Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Reconciliation of net income/(loss) available to common stockholders to funds from operations excluding acquisition-related expenses (CFFO):
Net income/(loss) available to common stockholders	$4,516	$2,758	$(8,713)	$(1,339)	$12,058
Adjustments:
Impairment loss	—	—	—	4,552	—
Gain on revaluation of acquired unconsolidated partnerships	—	—	—	—	(4,679)
Noncontrolling interests in operating partnership	86	53	(166)	(26)	252
Depreciation & amortization - unconsolidated partnerships	323	323	323	323	826
Depreciation & amortization - consolidated entities	52,963	51,372	47,575	44,934	36,670
Depreciation & amortization - consolidated entities - discontinued operations	—	—	—	92	92
Depreciation & amortization - allocable to noncontrolling interests of consolidated joint ventures	(30)	(28)	(27)	(27)	(27)

Funds from operations (FFO) - basic	$57,858	$54,478	$38,992	$48,509	$45,192
Interest expense - exchangeable senior notes due 2030 (2)	1,688	1,688	1,688	1,688	1,688

FFO - diluted	$59,546	$56,166	$40,680	$50,197	$46,880

Acquisition-related expenses	22	176	12,245	633	309

FFO excluding acquisition-related expenses (CFFO) - diluted	$59,568	$56,342	$52,925	$50,830	$47,189

Reconciliation of CFFO to adjusted funds from operations (AFFO):
Adjustments:
Recurring capital expenditures and second generation tenant improvements (3)	(5,738)	(2,739)	(1,716)	(4,629)	(3,201)
Leasing commissions	(1,476)	(2,001)	(1,335)	(1,419)	(1,192)
Gain on extinguishment of debt	(20)	—	(34)	(182)	(51)
Loss/(gain) on derivative instruments	1	1	—	8	(20)
Non-cash adjustment for marketable securities	—	—	545	—	506
Amortization of deferred interest costs	1,724	1,730	1,736	1,742	1,748
Amortization of deferred loan costs	1,354	1,255	1,225	1,035	1,019
Amortization of fair-value of debt acquired	(159)	(178)	(130)	(231)	(327)
Amortization of debt discounts	222	218	172	168	170
Amortization of lease incentives	576	561	659	1,173	599
Depreciation included in general and administrative expense	510	483	455	442	387
Non-cash equity compensation	2,860	3,094	2,887	2,689	2,029
Straight line rents	(6,330)	(5,288)	(4,300)	(3,454)	(6,701)
Share of unconsolidated partnership adjustments (4)	34	26	26	1	(10)
Fair-value lease revenue	1,878	2,137	2,219	2,299	2,102

AFFO - diluted	$55,004	$55,641	$55,334	$50,472	$44,247

(1)	For definitions and discussion of FFO, CFFO and AFFO, see page 34.
(2)	The calculations of FFO, CFFO and AFFO per share diluted include the assumed issuance of common stock pursuant to the exchange provision of the exchangeable senior notes due 2030, which is dilutive based on the “if converted” method for all periods presented since the original issuance in January 2010. Under the if converted method, if the add back of interest charges relating to the exchangeable senior notes due 2030 divided by the corresponding number of common shares issuable upon exchange is dilutive, the potentially issuable shares are included in the calculations of FFO, CFFO and AFFO per diluted share.
(3)	Includes revenue enhancing and non-revenue enhancing recurring capital expenditures. Excludes first generation tenant improvements. For definitions of recurring capital expenditures and first and second generation leases, see page 35.
(4)	Share of unconsolidated partnership adjustments includes the Company’s share of amortization of deferred loan costs, lease incentives, straight line rents and fair-value lease revenue.

FFO, CFFO AND AFFO PER SHARE (1)

DECEMBER 31, 2012

(In thousands, except share, per share and ratio amounts)

	Three Months Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
FFO - basic	$57,858	$54,478	$38,992	$48,509	$45,192
FFO - diluted	59,546	56,166	40,680	50,197	46,880
CFFO - diluted	59,568	56,342	52,925	50,830	47,189
AFFO - diluted	55,004	55,641	55,334	50,472	44,247
FFO per share - basic	$0.37	$0.35	$0.25	$0.31	$0.31
FFO per share - diluted (2)	0.36	0.34	0.24	0.30	0.30
CFFO per share - diluted (2)	0.36	0.34	0.32	0.30	0.30
AFFO per share - diluted (2)	0.33	0.33	0.33	0.30	0.28
Dividends and distributions declared per common share	$0.235	$0.215	$0.215	$0.215	$0.20

CFFO payout ratio	65.3%	63.2%	67.2%	71.7%	66.7%
AFFO payout ratio	71.2%	65.2%	65.2%	71.7%	71.4%
Weighted-average common shares and units outstanding diluted (3)	157,265,242	157,223,682	157,111,463	157,108,910	145,350,296
Dilutive effect of exchangeable senior notes due 2030 (2)	10,259,496	10,127,232	10,127,232	10,127,232	10,017,858

Weighted-average common shares and units outstanding diluted - FFO, CFFO and AFFO	167,524,738	167,350,914	167,238,695	167,236,142	155,368,154

(1)	For definitions and discussion of FFO, CFFO and AFFO, see page 34.
(2)	The calculations of FFO, CFFO and AFFO per share diluted include the assumed issuance of common stock pursuant to the exchange provision of the exchangeable senior notes due 2030, which is dilutive based on the “if converted” method for all periods presented since the original issuance in January 2010. Under the if converted method, if the add back of interest charges relating to the exchangeable senior notes due 2030 divided by the corresponding number of common shares issuable upon exchange is dilutive, the potentially issuable shares are included in the calculations of FFO, CFFO and AFFO per diluted share.
(3)	The three months ended June 30, 2012 includes 2,947,140 shares of OP and LTIP units, which are considered anti-dilutive for purposes of calculating diluted earnings per share. The three months ended December 31, 2012, September 30, 2012, June 30, 2012, March 31, 2012 and December 31, 2011 include 1,537,032, 1,495,473, 1,388,901, 1,483,706 and 1,460,972 shares of unvested restricted stock, respectively, which are considered anti-dilutive for purposes of calculating diluted earnings per share.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (1)

DECEMBER 31, 2012

(In thousands)

	Three Months Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Reconciliation of net income/(loss) available to common stockholders to earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA:
Net income/(loss) available to common stockholders	$4,516	$2,758	$(8,713)	$(1,339)	$12,058
Interest expense, net	26,745	26,817	23,825	22,219	21,725
Interest expense - unconsolidated partnerships	263	256	254	256	609
Income tax expense	208	247	38	—	—
Depreciation & amortization - consolidated entities	52,963	51,372	47,575	44,934	36,670
Depreciation & amortization - discontinued operations	—	—	—	92	92
Depreciation & amortization - unconsolidated partnerships	323	323	323	323	826

EBITDA	85,018	81,773	63,302	66,485	71,980
Noncontrolling interests	93	46	(172)	(30)	244
Impairment loss	—	—	—	4,552	—
Preferred dividends	3,651	3,651	3,651	3,651	3,651
Non-cash adjustment for marketable securities	—	—	545	—	506
Gain on revaluation of acquired unconsolidated partnerships	—	—	—	—	(4,679)
Acquisition-related expenses	22	176	12,245	633	309
Adjusted EBITDA	$88,784	$85,646	$79,571	$75,291	$72,011

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see page 34.

RECONCILIATION OF NET OPERATING INCOME (1)

DECEMBER 31, 2012

(In thousands, except ratio amounts)

	Three Months Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Net income/(loss)	$8,260	$6,455	$(5,234)	$2,282	$15,953
(Income)/loss from discontinued operations	—	—	(49)	4,420	(163)
Equity in net loss of unconsolidated partnerships	379	339	317	355	640
Interest expense, net	26,745	26,817	23,825	22,219	21,725
Other expense/(income)	292	208	549	(174)	(4,244)

Income from operations	35,676	33,819	19,408	29,102	33,911
Depreciation and amortization	52,963	51,372	47,575	44,934	36,670
General and administrative	10,608	10,226	8,576	8,614	9,169
Acquisition-related expenses	22	176	12,245	633	309

Consolidated net operating income	$99,269	$95,593	$87,804	$83,283	$80,059

Revenues:
Rental	$103,978	$101,467	$95,708	$91,475	$84,854
Tenant recoveries	31,638	31,765	28,939	28,453	26,098
Other revenue (2)	3,155	1,305	201	84	1,006

Total revenues	138,771	134,537	124,848	120,012	111,958
Expenses:
Rental operations	39,502	38,944	37,044	36,729	31,899

Consolidated net operating income	$99,269	$95,593	$87,804	$83,283	$80,059

Consolidated net operating income - cash basis (3)	$92,728	$92,032	$86,800	$83,432	$75,140

Operating margin (4)	70.9%	70.8%	70.3%	69.4%	71.2%
Operating expense recovery (5)	80.1%	81.6%	78.1%	77.5%	81.8%

(1)	For a definition and discussion of net operating income, see page 34.
(2)	Includes lease termination income, see page 11 for detail.
(3)	Consolidated net operating income - cash basis is calculated as (consolidated net operating income - straight line rents - fair value lease revenue - lease incentive revenue - bad debt expense - other revenue).
(4)	Operating margin is calculated as ((rental revenues + tenant recovery revenues - rental operations) / (rental revenues + tenant recovery revenues)).
(5)	Operating expense recovery is calculated as (tenant recovery revenues / rental operations).

INTEREST EXPENSE

DECEMBER 31, 2012

(In thousands)

	Three Months Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Mortgage notes payable	$10,103	$10,077	$9,882	$10,275	$10,520
Exchangeable senior notes	1,688	1,688	1,688	1,688	1,698
Unsecured senior notes	10,334	10,334	7,767	7,678	7,678
Unsecured senior term loan	2,039	2,022	1,911	42	—
Unsecured line of credit	417	346	533	1,508	808
Line of credit fees	712	729	664	664	671
Derivative instruments	579	522	467	10	—

Interest expense, net - cash basis	$25,872	$25,718	$22,912	$21,865	$21,375

Non-cash interest expense:
Amortization of fair-value of debt acquired	(159)	(178)	(130)	(231)	(327)
Amortization of debt discounts	222	218	172	168	170
Amortization of deferred loan costs	1,354	1,255	1,225	1,035	1,019
Amortization of deferred interest costs	1,724	1,730	1,736	1,742	1,748
Capitalized interest	(2,268)	(1,926)	(2,090)	(2,360)	(2,260)

Interest expense, net	$26,745	$26,817	$23,825	$22,219	$21,725

COVERAGE RATIOS (1)

DECEMBER 31, 2012

(In thousands, except ratio amounts)

	Three Months Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Interest coverage ratio
Adjusted EBITDA	$88,784	$85,646	$79,571	$75,291	$72,011
Interest expense:
Interest expense, net	26,745	26,817	23,825	22,219	21,725
Interest expense - unconsolidated partnerships	263	256	254	256	609
Amortization of deferred interest costs	(1,724)	(1,730)	(1,736)	(1,742)	(1,748)
Amortization of deferred loan costs	(1,354)	(1,255)	(1,225)	(1,035)	(1,019)
Amortization of debt discounts	(222)	(218)	(172)	(168)	(170)
Amortization of fair-value of debt acquired	159	178	130	231	327

Total interest expense	$23,867	$24,048	$21,076	$19,761	$19,724

Interest coverage ratio	3.7	3.6	3.8	3.8	3.7

Fixed charge coverage ratio
Adjusted EBITDA	$88,784	$85,646	$79,571	$75,291	$72,011
Fixed charges:
Interest expense, net	26,745	26,817	23,825	22,219	21,725
Interest expense - unconsolidated partnerships	263	256	254	256	609
Amortization of deferred interest costs	(1,724)	(1,730)	(1,736)	(1,742)	(1,748)
Amortization of deferred loan costs	(1,354)	(1,255)	(1,225)	(1,035)	(1,019)
Amortization of debt discounts	(222)	(218)	(172)	(168)	(170)
Amortization of fair-value of debt acquired	159	178	130	231	327
Principal payments	2,063	1,975	1,918	2,092	2,141
Preferred dividends	3,651	3,651	3,651	3,651	3,651

Total fixed charges	$29,581	$29,674	$26,645	$25,504	$25,516

Fixed charge coverage ratio	3.0	2.9	3.0	3.0	2.8

(1)	For a discussion of coverage ratios, see page 34.

DEBT SUMMARY

DECEMBER 31, 2012

(Dollars in thousands)

	Stated Rate	Effective Rate	Principal Balance	Unamortized Premium / (Discount)	Carrying Value	Maturity Date
Consolidated Debt:
Fixed Rate Mortgages:
9900 Belward Campus Drive	5.64%	3.99%	$10,767	$757	$11,524	07/17
9901 Belward Campus Drive	5.64%	3.99%	13,260	928	14,188	07/17
Center for Life Science | Boston	7.75%	7.75%	338,447	—	338,447	06/14
500 Kendall Street (Kendall D)	6.38%	5.45%	60,164	2,440	62,604	12/18
Shady Grove Road	5.97%	5.97%	144,889	—	144,889	09/16

Total / Weighted-Average on Fixed Rate Mortgages	7.06%	6.89%	567,527	4,125	571,652
Fixed Rate Debt:
Unsecured Exchangeable Senior Notes Due 2030	3.75%	3.75%	180,000	—	180,000	01/30
Unsecured Senior Notes Due 2016	3.85%	3.99%	400,000	(1,711)	398,289	04/16
Unsecured Senior Notes Due 2020	6.13%	6.27%	250,000	(2,016)	247,984	04/20
Unsecured Senior Notes Due 2022	4.25%	4.36%	250,000	(2,096)	247,904	07/22

Subtotal / Weighted-Average on Unsecured Senior Notes	4.59%	4.73%	900,000	(5,823)	894,177

Total / Weighted-Average on Fixed Rate Debt	5.35%	5.37%	1,647,527	(1,698)	1,645,829
Variable Rate Debt:
Unsecured Senior Term Loan - U.S. Dollar (1)	1.86%	2.64%	243,596	—	243,596	03/17
Unsecured Senior Term Loan - GBP (2)	2.15%	2.39%	161,860	—	161,860	03/17
Unsecured Line of Credit (3)	1.76%	1.76%	118,000	—	118,000	07/15

Total / Weighted-Average on Variable Rate Debt	1.93%	2.36%	523,456	—	523,456

Total / Weighted-Average on Unsecured Debt	3.63%	3.85%	1,603,456	(5,823)	1,597,633
Total / Weighted-Average on Consolidated Debt	4.53%	4.64%	$2,170,983	$(1,698)	$2,169,285

Share of Unconsolidated Partnership Debt:
PREI Secured Construction Loan (20%) (variable)	3.22%	3.22%	27,795	—	27,795	08/13

Total / Weighted-Average on Share of Unconsolidated Partnership Debt	3.22%	3.22%	27,795	—	27,795
Total / Weighted-Average on Consolidated and Share of Unconsolidated Partnership Debt	4.51%	4.62%	$2,198,778	$(1,698)	$2,197,080

(1)	The Company entered into interest rate swap agreements that effectively fix the interest rate on $200 million of the unsecured senior term loan facility at 2.81% for the remaining term of the loan, subject to adjustments based on the Company’s credit ratings. Including the effect of these swaps, the weighted-average effective interest rate for the $243.6 million outstanding under the unsecured senior term loan facility was 2.64% at December 31, 2012.
(2)	On August 2, 2012, the Company amended the unsecured senior term loan facility and converted $156.4 million of outstanding borrowings into British pounds sterling equal to £100 million. The principal balance represents the dollar amount based on the exchange rate of $1.62 to £1.00 at the end of the quarter. The Company entered into interest rate swap agreements that effectively fix the interest rate on £100 million at 2.39% for the remaining term of the loan, subject to adjustments based on the Company’s credit ratings.
(3)	Effective rate excludes facility fee of 35 bps on the entire capacity of the unsecured line of credit, or $750.0 million, which equals approximately $664,000 per quarter.

DEBT MATURITIES

DECEMBER 31, 2012

(In thousands)

Weighted-average debt maturity is 5.6 years for consolidated debt (excluding extension options).

	2013	2014	2015	2016	2017	Thereafter	Total
Consolidated debt:
Fixed rate debt:
Fixed rate mortgages	$8,364	$339,088	$6,482	$143,784	$27,338	$42,471	$567,527

Unsecured exchangeable senior notes due 2030 (1)	—	—	—	—	—	180,000	180,000
Unsecured senior notes due 2016	—	—	—	400,000	—	—	400,000
Unsecured senior notes due 2020	—	—	—	—	—	250,000	250,000
Unsecured senior notes due 2022	—	—	—	—	—	250,000	250,000

Total fixed rate debt	8,364	339,088	6,482	543,784	27,338	722,471	1,647,527
Variable rate debt:
Unsecured senior term loan - U.S. Dollar	—	—	—	—	243,596	—	243,596
Unsecured senior term loan - GBP	—	—	—	—	161,860	—	161,860
Unsecured line of credit	—	—	118,000	—	—	—	118,000

Total variable rate debt	—	—	118,000	—	405,456	—	523,456

Total consolidated debt	$8,364	$339,088	$124,482	$543,784	$432,794	$722,471	$2,170,983

Share of unconsolidated partnership debt:
PREI secured construction loan (20%) (variable)	27,795	—	—	—	—	—	27,795

Share of total unconsolidated partnership debt	$27,795	$—	$—	$—	$—	$—	$27,795

Total consolidated and share of unconsolidated partnership debt	$36,159	$339,088	$124,482	$543,784	$432,794	$722,471	$2,198,778

(1)	The holders of the unsecured exchangeable senior notes due 2030 (the “2030 Notes”) have the right to require the Company to repurchase the 2030 Notes, in whole or in part, for cash on each of January 15, 2015, January 15, 2020 and January 15, 2025, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the 2030 Notes plus accrued and unpaid interest.

COMMON AND PREFERRED STOCK DATA

DECEMBER 31, 2012

(Shares in thousands)

Summary of Common Shares

	Three Months Ended
	12/31/12	09/30/12	06/30/12	03/31/12	12/31/11
Earnings per share
Weighted-average common shares outstanding	152,791	152,785	152,775	152,659	140,909
Weighted-average OP and LTIP units outstanding	2,937	2,943	—	2,966	2,980

Diluted common shares - EPS	155,728	155,728	152,775	155,625	143,889

Funds from operations
Weighted-average common shares outstanding	152,791	152,785	152,775	152,659	140,909
Weighted-average OP and LTIP units outstanding	2,937	2,943	2,948	2,966	2,980
Dilutive effect of restricted stock	1,537	1,496	1,389	1,484	1,461
Dilutive effect of exchangeable senior notes due 2030	10,260	10,127	10,127	10,127	10,018

Diluted common shares - FFO	167,525	167,351	167,239	167,236	155,368

Closing common shares, OP and LTIP units outstanding	157,261	157,278	157,127	157,120	157,081
Preferred shares outstanding	7,920	7,920	7,920	7,920	7,920
High price	$19.68	$19.94	$20.30	$19.65	$18.95
Low price	$18.19	$18.10	$17.52	$17.72	$15.44
Average closing price	$19.07	$18.81	$18.71	$18.65	$17.68
Closing price	$19.33	$18.72	$18.68	$18.98	$18.08
Dividends per share - annualized	$0.94	$0.86	$0.86	$0.86	$0.80
Closing dividend yield - annualized	4.9%	4.6%	4.6%	4.5%	4.4%

Dividends per Share
	12/31/12	09/30/12	06/30/12	03/31/12	12/31/11
Common Stock - BMR
Amount	$0.235	$0.215	$0.215	$0.215	$0.20
Declared	December 12, 2012	September 14, 2012	June 15, 2012	March 15, 2012	December 14, 2011
Record	December 31, 2012	September 28, 2012	June 29, 2012	March 30, 2012	December 30, 2011
Paid	January 15, 2013	October 15, 2012	July 16, 2012	April 16, 2012	January 17, 2012
Preferred Stock - BMR PrA
Amount	$0.46094	$0.46094	$0.46094	$0.46094	$0.46094
Declared	December 12, 2012	September 14, 2012	June 15, 2012	March 15, 2012	December 14, 2011
Record	December 31, 2012	September 28, 2012	June 29, 2012	March 30, 2012	December 30, 2011
Paid	January 15, 2013	October 15, 2012	July 16, 2012	April 16, 2012	January 17, 2012

MARKET SUMMARY

DECEMBER 31, 2012

		Current (1)			Expiration (2)
Market	Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Sq Ft	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Sq Ft
		(In thousands)			(In thousands)
Boston	2,965,171	$159,620	36.3%	$53.83	$171,425	33.8%	$57.81
San Francisco	2,237,448	64,113	14.6%	28.65	77,141	15.2%	34.48
Maryland	1,589,217	60,365	13.7%	37.98	75,450	14.9%	47.48
San Diego	1,840,037	59,552	13.6%	32.36	74,377	14.7%	40.42
New York / New Jersey	1,187,886	40,185	9.2%	33.83	49,435	9.8%	41.62
Pennsylvania	652,009	15,210	3.5%	23.33	16,103	3.2%	24.70
Seattle	248,263	12,038	2.7%	48.49	14,144	2.8%	56.97
University Related - Other	829,576	28,052	6.4%	33.81	28,742	5.6%	34.65

Total portfolio / weighted-average	11,549,607	$439,135	100.0%	$38.02	$506,817	100.0%	$43.88

	Percent Leased
Market	Total Operating Portfolio	Redevelopment (3)	Unconsolidated Partnership Portfolio (4)
Boston	97.6%	—	45.0%
San Francisco	79.3%	—	—
Maryland	97.0%	61.4%	—
San Diego	92.0%	—	100.0%
New York / New Jersey	83.3%	—	—
Pennsylvania	89.8%	—	—
Seattle	67.8%	—	—
University Related - Other	98.7%	—	—

Total portfolio (5)	89.7%	61.4%	56.4%

Total portfolio weighted-average leased % (6)	92.1%	42.5%	56.4%

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	Annualized base rent at expiration is the monthly contractual rent as of date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.
(3)	See page 24 for detail of the consolidated portfolio and page 34 for definitions of terms.
(4)	See page 26 for detail of the unconsolidated partnership portfolio.
(5)	Calculated based on leased square feet divided by total square feet.
(6)	Calculated based on gross book value for each asset multiplied by the percentage leased.

PROPERTY LISTING - CONSOLIDATED PORTFOLIO

DECEMBER 31, 2012

			Property		Rentable Square	Percent of Rentable	Leased Square	Percent Leased
	Property	Acquisition Date	Status (1)	Buildings	Feet	Sq Ft	Feet	12/31/12	9/30/12
	Boston
1	Albany Street	May 31, 2005	Stabilized	2	75,003	0.6%	75,003	100.0%	100.0%
2	320 Bent Street	December 14, 2011	Stabilized	1	195,198	1.5%	191,576	98.1%	98.1%
3	301 Binney Street	December 14, 2011	Stabilized	1	417,290	3.3%	403,381	96.7%	74.4%
4	301 Binney Street Garage	December 14, 2011	Stabilized	1	503 Stalls	n/a	503 Stalls	100.0%	100.0%
5	210 Broadway	February 9, 2012	Lease Up	1	64,812	0.5%	32,842	50.7%	29.7%
6	Center for Life Science | Boston	November 17, 2006	Stabilized	1	704,159	5.9%	695,976	98.8%	98.9%
7	Charles Street	April 7, 2006	Stabilized	1	47,912	0.4%	47,912	100.0%	100.0%
8	Coolidge Avenue	April 5, 2005	Lease Up	1	37,684	0.3%	29,490	78.3%	78.3%
9	21 Erie Street	May 31, 2005	Stabilized	1	48,627	0.4%	48,627	100.0%	100.0%
10	40 Erie Street	May 31, 2005	Stabilized	1	100,854	0.8%	100,854	100.0%	100.0%
11	47 Erie Street Parking Structure	May 31, 2005	Stabilized	1	447 Stalls	n/a	447 Stalls	100.0%	100.0%
12	Fresh Pond Research Park	April 5, 2005	Stabilized	6	90,702	0.7%	89,176	98.3%	98.3%
13	50 Hampshire Street	February 9, 2012	Stabilized	1	183,052	1.4%	183,052	100.0%	100.0%
14	60 Hampshire Street	February 9, 2012	Stabilized	1	39,014	0.3%	39,014	100.0%	100.0%
15	Kendall Crossing Apartments	December 14, 2011	Stabilized	1	37 Apts.	n/a	37 Apts.	94.5%	100.0%
16	500 Kendall Street (Kendall D)	May 31, 2005	Stabilized	1	349,325	2.7%	346,535	99.2%	99.2%
17	675 W. Kendall Street (Kendall A)	May 31, 2005	Stabilized	1	302,919	2.4%	302,919	100.0%	100.0%
18	Sidney Street	May 31, 2005	Stabilized	1	191,904	1.5%	191,904	100.0%	100.0%
19	Vassar Street	May 31, 2005	Stabilized	1	60,845	0.5%	60,845	100.0%	100.0%

	Total Boston			25	2,909,300	23.2%	2,839,106	97.6%	93.9%

	San Francisco
20	Ardentech Court	November 18, 2004	Stabilized	1	55,588	0.4%	55,588	100.0%	100.0%
21	Ardenwood Venture (2)	June 14, 2006	Lease Up	1	72,500	0.6%	60,339	83.2%	77.6%
22	Bayshore Boulevard	August 17, 2004	Stabilized	3	183,344	1.4%	183,344	100.0%	100.0%
23	Bridgeview Technology Park I	September 10, 2004	Lease Up	2	201,567	1.6%	176,616	87.6%	87.6%
24	Bridgeview Technology Park II	March 16, 2005	Lease Up	1	50,400	0.4%	28,714	57.0%	57.0%
25	550 Broadway Street	April 27, 2012	Stabilized	1	71,239	0.6%	71,239	100.0%	100.0%
26	Dumbarton Circle	May 27, 2005	Stabilized	1	44,000	0.3%	44,000	100.0%	100.0%
27	Gateway Business Park	October 26, 2010	Stabilized	6	284,013	2.2%	268,048	94.4%	99.7%
28	Industrial Road	August 17, 2004	Stabilized	1	175,144	1.4%	175,144	100.0%	100.0%
29	Kaiser Drive	August 25, 2005	Lease Up	1	87,953	0.7%	49,915	56.8%	56.8%
30	Pacific Industrial Center	July 11, 2006	Lease Up	1	305,026	2.4%	219,255	71.9%	71.9%
31	Pacific Research Center North	July 11, 2006	Lease Up	6	661,245	5.2%	436,816	66.1%	66.0%
32	Pacific Research Center South	July 11, 2006	Lease Up	3	423,246	3.3%	263,543	62.3%	62.3%
33	Science Center at Oyster Point	October 26, 2010	Stabilized	2	204,887	1.6%	204,887	100.0%	100.0%

	Total San Francisco			30	2,820,152	22.1%	2,237,448	79.3%	79.7%

	Maryland
34	Beckley Street	December 17, 2004	Stabilized	1	77,225	0.6%	77,225	100.0%	100.0%
35	9900 Belward Campus Drive	July 18, 2012	Lease Up	1	49,317	0.4%	41,324	83.8%	83.8%
36	9901 Belward Campus Drive	July 18, 2012	Stabilized	1	57,152	0.4%	57,110	99.9%	99.9%
37	9911 Belward Campus Drive	May 24, 2006	Stabilized	1	289,912	2.3%	289,912	100.0%	100.0%
38	9920 Belward Campus Drive	May 8, 2007	Stabilized	1	51,181	0.4%	51,181	100.0%	100.0%
39	9704 Medical Center Drive	May 3, 2010	Stabilized	1	122,600	1.0%	122,600	100.0%	100.0%
40	9708-9714 Medical Center Drive	May 3, 2010	Redevelopment	3	92,124	0.7%	16,067	17.4%	5.9%
41	1701 / 1711 Research Boulevard	May 9, 2011	Redevelopment	1	104,743	0.8%	104,743	100.0%	100.0%
42	Shady Grove Road	May 24, 2006	Stabilized	4	635,058	5.0%	635,058	100.0%	100.0%
43	Tributary Street	December 17, 2004	Stabilized	1	91,592	0.7%	91,592	100.0%	100.0%
44	50 West Watkins Mill Road	May 7, 2010	Lease Up	1	57,410	0.5%	20,000	34.8%	34.8%
45	55 / 65 West Watkins Mill Road	February 23, 2010	Stabilized	2	82,405	0.6%	82,405	100.0%	100.0%

	Total Maryland			18	1,710,719	13.4%	1,589,217	92.9%	92.3%

	San Diego
46	Balboa Avenue	August 13, 2004	Stabilized	1	35,344	0.3%	35,344	100.0%	100.0%
47	Bernardo Center Drive	August 13, 2004	Stabilized	1	61,286	0.5%	61,286	100.0%	100.0%
48	Coast 9	October 15, 2010	Lease Up	8	164,074	1.3%	123,528	75.3%	82.9%
49	4570 Executive Drive	September 17, 2010	Lease Up	1	125,219	1.0%	106,757	85.3%	85.3%
50	Faraday Avenue	September 19, 2005	Stabilized	1	28,704	0.2%	28,704	100.0%	100.0%
51	Gazelle Court	March 30, 2010	Stabilized	1	176,000	1.4%	176,000	100.0%	100.0%

PROPERTY LISTING - CONSOLIDATED PORTFOLIO

DECEMBER 31, 2012

			Property		Rentable Square	Percent of Rentable	Leased Square	Percent Leased
	Property	Acquisition Date	Status (1)	Buildings	Feet	Sq Ft	Feet	12/31/12	9/30/12
	San Diego (Continued)
52	3525 John Hopkins Court	December 28, 2010	Stabilized	1	48,306	0.4%	48,306	100.0%	100.0%
53	3545-3575 John Hopkins Court	August 16, 2006	Lease Up	1	72,192	0.6%	61,106	84.6%	75.0%
54	6114-6154 Nancy Ridge Drive	May 2, 2007	Stabilized	3	196,557	1.5%	196,557	100.0%	100.0%
55	6122-6126 Nancy Ridge Drive	April 25, 2012	Stabilized	1	68,000	0.5%	68,000	100.0%	100.0%
56	6828 Nancy Ridge Drive	April 21, 2005	Stabilized	1	42,138	0.3%	42,138	100.0%	100.0%
57	Pacific Center Boulevard	August 24, 2007	Stabilized	2	66,745	0.5%	66,745	100.0%	100.0%
58	Road to the Cure	December 14, 2006	Lease Up	1	67,998	0.5%	37,219	54.7%	54.7%
59	San Diego Science Center	October 21, 2004	Lease Up	1	105,364	0.8%	76,818	72.9%	63.6%
60	10240 Science Center Drive	September 23, 2010	Stabilized	1	49,347	0.4%	49,347	100.0%	100.0%
61	10255 Science Center Drive	September 24, 2004	Stabilized	1	53,740	0.4%	53,740	100.0%	100.0%
62	Sorrento Plaza	December 18, 2010	Stabilized	2	31,184	0.2%	31,184	100.0%	100.0%
63	Sorrento Valley Boulevard	December 7, 2006	Stabilized	1	54,924	0.4%	54,924	100.0%	100.0%
64	11388 Sorrento Valley Road	September 10, 2010	Stabilized	1	35,940	0.3%	35,940	100.0%	100.0%
65	Summers Ridge	June 8, 2012	Stabilized	—	—	n/a	—	100.0%	100.0%
66	Torreyana Road	March 22, 2007	Stabilized	1	81,204	0.6%	81,204	100.0%	100.0%
67	9865 Towne Centre Drive	August 12, 2004	Stabilized	2	94,866	0.7%	94,866	100.0%	100.0%
68	9885 Towne Centre Drive	August 12, 2004	Stabilized	2	104,870	0.8%	104,870	100.0%	100.0%
69	Waples Street	March 1, 2005	Stabilized	1	50,055	0.4%	50,055	100.0%	100.0%
70	Wateridge Circle	November 1, 2011	Lease Up	3	106,490	0.8%	82,536	77.5%	77.5%

	Total San Diego			39	1,920,547	14.8%	1,767,174	92.0%	91.8%

	New York / New Jersey
71	Ardsley Park	June 23, 2011	Stabilized	5	160,500	1.3%	160,500	100.0%	100.0%
72	Graphics Drive	March 17, 2005	Lease Up	1	72,300	0.6%	46,386	64.2%	64.2%
73	Landmark at Eastview	August 12, 2004	Lease Up	5	783,269	6.2%	620,480	79.2%	77.3%
74	Landmark at Eastview II	August 12, 2004	Stabilized	3	360,520	2.8%	360,520	100.0%	100.0%
75	One Research Way	May 31, 2006	Lease Up	1	49,421	0.4%	—	—	—

	Total New York / New Jersey			15	1,426,010	11.3%	1,187,886	83.3%	82.3%

	Pennsylvania
76	Eisenhower Road	August 13, 2004	Stabilized	1	27,750	0.2%	27,750	100.0%	100.0%
77	George Patterson Boulevard	October 28, 2005	Stabilized	1	71,500	0.6%	71,500	100.0%	100.0%
78	King of Prussia	August 11, 2004	Stabilized	5	374,387	2.9%	374,387	100.0%	100.0%
79	Phoenixville Pike	May 5, 2005	Lease Up	1	104,400	0.8%	90,518	86.7%	86.7%
80	Spring Mill Drive	July 20, 2006	Stabilized	1	76,561	0.6%	76,561	100.0%	100.0%
81	900 Uniqema Boulevard	January 13, 2006	Stabilized	1	11,293	0.1%	11,293	100.0%	100.0%
82	1000 Uniqema Boulevard	September 30, 2005	Lease Up	1	59,821	0.5%	—	—	—

	Total Pennsylvania			11	725,712	5.7%	652,009	89.8%	89.8%

	Seattle
83	Elliott Avenue	August 24, 2004	Lease Up	1	151,194	1.2%	90,222	59.7%	42.6%
84	530 Fairview Avenue	January 12, 2006	Stabilized	1	96,305	0.8%	96,305	100.0%	100.0%
85	Monte Villa Parkway	August 17, 2004	Lease Up	1	51,000	0.4%	19,108	37.5%	37.5%
86	217th Place	November 21, 2006	Lease Up	1	67,799	0.5%	42,628	62.9%	62.9%

	Total Seattle			4	366,298	2.9%	248,263	67.8%	60.7%

	University Related - Other
87	Granta Park	June 12, 2012	Stabilized	11	472,234	3.7%	469,686	99.5%	99.5%
88	Paramount Parkway	July 20, 2010	Stabilized	1	61,603	0.5%	61,603	100.0%	100.0%
89	Patriot Drive	December 17, 2010	Lease Up	1	48,394	0.4%	39,691	82.0%	82.0%
90	Trade Centre Avenue	August 9, 2006	Stabilized	2	78,023	0.6%	78,023	100.0%	100.0%
91	Walnut Street	July 7, 2006	Stabilized	4	149,984	1.2%	149,984	100.0%	100.0%
92	Weston Parkway	December 17, 2010	Stabilized	1	30,589	0.2%	30,589	100.0%	100.0%

	Total University Related - Other			20	840,827	6.6%	829,576	98.7%	98.7%

	Total			162	12,719,565	100.0%	11,350,679	89.2%	88.1%

(1)	For a definition of Property Status, see page 35.
(2)	The Company owns 87.5% of the limited liability company that owns the Ardenwood Venture property.

REDEVELOPMENT, PRE-DEVELOPMENT AND OTHER CAPITAL IMPROVEMENTS

DECEMBER 31, 2012

(Dollars in thousands)

Property	Market	Rentable Square Feet	Percent Leased	Investment to Date (1)	Estimated Total Investment (2)	Estimated In-Service Date (3)
Redevelopment:
9708-9714 Medical Center Drive	Maryland	92,124	17.4%	$29,400	$29,400	Q1 2013
1701 / 1711 Research Blvd	Maryland	104,743	100.0%	13,300	28,200	Q4 2013

Total / weighted-average		196,867	61.4%	$42,700	$57,600
Other Capital Improvements (4)				$71,800
Pre-Development:
Eccles Avenue	San Francisco	260,000	—	$29,100
4775 / 4785 Executive Drive	San Diego	275,000	—	29,600
500 Fairview Avenue	Seattle	108,000	—	1,600
450 Kendall Street (Kendall G)	Boston	53,000	—	10,100

Total / weighted-average		696,000	—	$70,400

Total				$184,900

Additional Development Potential:	Estimated			Capitalized Interest
	Developable			3 Mo. Ended
Market	Square Feet			12/31/12 (5)
Boston	50,000			Redevelopment		$630
San Francisco	1,346,000			Other Capital Improvements (4)		742
Maryland	674,000			Pre-Development		896

New York / New Jersey	964,000			Total		$2,268

Pennsylvania	103,000
Seattle	40,000
University Related - Other	138,000

Total	3,315,000
Total Development Potential

(including Pre-Development)	4,011,000

(1)	Includes amounts paid for acquiring the property, landlord improvements, and tenant improvement allowances, but for Redevelopment properties excludes any amounts accrued, and payroll, interest or operating expenses capitalized, through December 31, 2012.
(2)	Excludes costs associated with speculative leasing.
(3)	Management’s estimate of the time in which construction is substantially completed. A project is considered substantially complete and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity.
(4)	Includes improvements on operating properties, including major tenant improvement projects on properties which are not considered to be in Redevelopment or Pre-development during the three months ended December 31, 2012.
(5)	Interest was capitalized at an average rate of 5.22% during the three months ended December 31, 2012.

CAPITAL EXPENDITURES

DECEMBER 31, 2012

(In thousands)

	Three Months Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11

Development / Pre-Development	$1,832	$1,540	$1,582	$443	$716
Redevelopment	1,411	2,429	8,117	11,006	6,316
Tenant improvements - first generation (1)	11,831	19,727	17,184	15,083	4,123
Recurring capital expenditures and second generation tenant improvements (1) (2)	5,738	2,739	1,716	4,629	3,201
Other capital	7,853	4,067	9,034	10,909	11,558

Total capital expenditures	$28,665	$30,502	$37,633	$42,070	$25,914

(1)	For definitions of first and second generation leases, see page 35.
(2)	Includes revenue enhancing and non-revenue enhancing recurring capital expenditures. Excludes first generation tenant improvements. For a definition of recurring capital expenditures, see page 35.

PROPERTY LISTING – UNCONSOLIDATED PARTNERSHIPS

DECEMBER 31, 2012

(Dollars in thousands)

				Rentable	Leased
		Property		Square	Square	Percent Leased
Property	Acquisition Date	Status (1)	Buildings	Feet	Feet	12/31/12	9/30/12	Market
McKellar Court
McKellar Court	September 30, 2004	Stabilized	1	72,863	72,863	100.0%	100.0%	San Diego
PREI
650 E. Kendall Street (Kendall B)	April 4, 2007	Lease Up	1	280,000	126,065	45.0%	45.0%	Boston
350 E. Kendall Street Garage (Kendall F)	April 4, 2007	Stabilized	1	1,409 Stalls	1,409 Stalls	100.0%	100.0%	Boston

	McKellar Court (2)	PREI	Total
Total assets	$14,060	$249,944	$264,004
Total debt (3)	10,280	138,975	149,255
Current annualized base rent	1,920	6,884	8,804
BioMed’s net investment in unconsolidated partnerships	$12,189	$20,178	$32,367
BioMed’s pro rata share of debt	—	27,795	27,795
BioMed ownership percentage	22%	20%	20%

(1)	For a definition of Property Status, see page 35.
(2)	The Company owns a general partnership interest in the limited partnership that owns this property, which entitles it to 75% of the gains upon a sale of the property and 22% of the operating cash flows.
(3)	McKellar Court’s debt is payable to BioMed Realty, L.P. and is included in investments in unconsolidated partnerships on the Company’s consolidated balance sheet.

LEASE EXPIRATIONS

DECEMBER 31, 2012

The weighted-average remaining lease term is 7.3 years for the total portfolio.

			Current (1)			Expiration (2)
Expiration	Leased Square Feet	Percent of Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet	Annualized Base Rent	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet
			(In thousands)			(In thousands)
Month-to-month	5,667	—	$148	—	$26.12	$148	—	$26.12
First quarter 2013	289,699	2.5%	12,687	2.9%	43.79	12,734	2.5%	43.96
Second quarter 2013	162,457	1.4%	4,958	1.1%	30.52	4,976	1.0%	30.63
Third quarter 2013	232,835	2.0%	10,712	2.4%	46.01	10,741	2.1%	46.13
Fourth quarter 2013	42,887	0.4%	720	0.2%	16.79	720	0.1%	16.79

2013	727,878	6.3%	29,077	6.6%	39.95	29,171	5.7%	40.08
2014	742,266	6.4%	21,584	4.9%	29.08	21,748	4.3%	29.30
2015	488,424	4.2%	16,224	3.7%	33.22	16,937	3.3%	34.68
2016	1,005,967	8.7%	37,246	8.5%	37.03	40,105	7.9%	39.87
2017	459,935	4.0%	13,535	3.1%	29.43	15,372	3.0%	33.42
2018	1,714,946	14.8%	71,716	16.3%	41.82	78,494	15.5%	45.77
2019	600,955	5.2%	18,625	4.2%	30.99	20,881	4.1%	34.75
2020	797,026	6.9%	31,498	7.2%	39.52	31,491	6.2%	39.51
2021	679,533	5.9%	18,906	4.3%	27.82	21,913	4.3%	32.25
2022	587,791	5.1%	14,135	3.2%	24.05	17,792	3.5%	30.27
Thereafter	3,739,219	32.5%	166,441	38.0%	44.51	212,765	42.2%	56.90

Total / weighted-average	11,549,607	100.0%	$439,135	100.0%	$38.02	$506,817	100.0%	$43.88

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	Annualized base rent at expiration is the monthly contractual rent as of the date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.

EXPIRATIONS BY MARKET

DECEMBER 31, 2012

	Leased Square Feet
Expiration	Boston	San Francisco	Maryland	San Diego	NY/NJ	Pennsylvania	Seattle	University/Other	Total
Month-to-month	—	—	1,790	3,247	630	—	—	—	5,667
2013	210,347	209,879	11,839	185,665	22,274	61,703	24,673	1,498	727,878
2014	28,019	75,784	67,946	66,301	63,525	407,961	—	32,730	742,266
2015	36,527	73,484	7,546	288,417	—	44,382	—	38,068	488,424
2016	328,024	239,158	4,721	35,716	40,687	31,166	36,885	289,610	1,005,967
2017	87,784	119,923	95,747	80,398	64,693	—	11,390	—	459,935
2018	1,135,297	153,639	13,014	331,157	24,944	—	42,628	14,267	1,714,946
2019	23,115	133,571	186,550	81,204	—	—	49,664	126,851	600,955
2020	367,010	49,915	130,846	72,863	39,958	—	—	136,434	797,026
2021	16,634	250,306	39,505	8,365	132,933	71,500	—	160,290	679,533
2022	43,904	463,359	—	17,707	27,524	35,297	—	—	587,791
Thereafter	688,510	468,430	1,029,713	668,997	770,718	—	83,023	29,828	3,739,219

Total	2,965,171	2,237,448	1,589,217	1,840,037	1,187,886	652,009	248,263	829,576	11,549,607

10 LARGEST TENANTS

DECEMBER 31, 2012

BioMed’s properties were leased to 214 tenants.

	Tenant	Leased Square Feet	Percent of Leased Sq Ft	Annualized Base Rent Current (1)	Annualized Base Rent per Leased Sq Ft Current	Percent of Annualized Base Rent Current Total Portfolio	Lease Expiration
				(In thousands)
1	GlaxoSmithKline plc (2)	924,970	8.0%	$44,483	$48.09	10.1%	June 2026
2	Vertex Pharmaceuticals Incorporated (3)	685,286	5.9%	34,260	49.99	7.8%	Multiple
3	Beth Israel Deaconess Medical Center, Inc.	362,364	3.1%	25,543	70.49	5.8%	July 2023
4	Regeneron Pharmaceuticals, Inc.	632,550	5.5%	25,528	40.36	5.8%	July 2024
5	Elan Pharmaceuticals, Inc. (4)	382,977	3.3%	24,807	64.77	5.6%	Multiple
6	Sanofi (5)	418,003	3.6%	19,470	46.58	4.4%	Multiple
7	Ironwood Pharmaceuticals, Inc.	303,259	2.6%	15,291	50.42	3.5%	February 2018
8	Children’s Hospital Corporation (6)	200,081	1.7%	13,853	69.24	3.2%	May 2023
9	Merck & Co., Inc. (7)	175,893	1.5%	9,343	53.12	2.1%	Multiple
10	Janssen Biotech, Inc. (Johnson & Johnson)	374,387	3.2%	9,002	24.04	2.0%	April 2014

	Total / weighted-average (8)	4,459,770	38.4%	$221,580	$49.68	50.3%

(1)	Based on current annualized base rent. Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2)	The Company’s tenant is Human Genome Sciences (HGS), a wholly owned subsidiary of GlaxoSmithKline plc (GSK).
(3)	81,204 square feet are leased with a subsidiary of Vertex Pharmaceuticals Incorporated. 292,758 square feet expire January 2016, 20,608 square feet expire May 2017, 290,716 square feet expire May 2018 and 81,204 square feet expire January 2019.
(4)	122,992 square feet expire January 2013, 55,098 square feet expire December 2014, 115,888 square feet expire April 2024 and 88,999 square feet expire February 2025.
(5)	343,000 square feet expire August 2018 and 75,003 square feet expire October 2018.
(6)	This tenant guarantees rent on 49,866 square feet leased at the Center for Life Science| Boston.
(7)	This tenant guarantees rent on 30,589 square feet leased at Weston Parkway. 145,304 square feet expire September 2013 and 30,589 square feet expire January 2014.
(8)	Without regard to any early lease terminations and/or renewal options.

SAME PROPERTY ANALYSIS

DECEMBER 31, 2012

(Dollars in thousands)

	Three Months Ended
	12/31/12	12/31/11	Percent Change
Total Same Property Portfolio (1)
Rentable square feet	11,603,751	11,603,751
Percent of total portfolio	88.8%	96.2%
Percent leased	88.1%	82.4%
Revenues:
Rental	$92,975	$88,445	5.1%
Tenant recoveries	31,176	29,611	5.3%

Total revenues	124,151	118,056	5.2%
Expenses:
Rental operations	36,101	35,303	2.3%

Same property net operating income (2)	$88,050	$82,753	6.4%

Less straight line rents, fair-value lease revenue, lease incentive revenue, and bad debt expense	(3,577)	(3,140)	13.9%

Same property net operating income - cash basis (2) (3)	$84,473	$79,613	6.1%

Rental revenue - cash basis (3)	$88,910	$85,059	4.5%

(1)	The same property portfolio includes properties in the total portfolio that were stabilized or in lease up throughout the full quarter in both the current year and the prior year.
(2)	For a definition and discussion of net operating income, see page 34. For a quantitative reconciliation of net operating income to net income in accordance with GAAP, see page 15.
(3)	Represents rents on a “cash-on-cash” basis.
(4)	Compared to the same period in the prior year.

ACQUISITIONS / DISPOSITIONS

DECEMBER 31, 2012

Acquisitions Detail for 2012:	Market	Closing Date	Rentable Square Feet (1)	Investment	Percent Leased at Acquisition

Property
				(In thousands)
First Quarter 2012
Cambridge Place (2)	Boston	February 9, 2012	286,878	$119,000	80.2%

First quarter total			286,878	$119,000	80.2%

Second Quarter 2012
6122-6126 Nancy Ridge Drive	San Diego	April 25, 2012	68,000	$20,000	100.0%
550 Broadway Street	San Francisco	April 27, 2012	71,239	28,000	100.0%
Summers Ridge (3)	San Diego	June 8, 2012	—	47,184	100.0%
Granta Park	University Related - Other	June 12, 2012	472,234	196,044	99.5%

Second quarter total			611,473	$291,228	99.6%

Third Quarter 2012
9900/9901 Belward Campus Drive	Maryland	July 18, 2012	106,469	$26,170	92.5%

Third quarter total			106,469	$26,170	92.5%

Fourth Quarter 2012
None
Total 2012 Acquisitions			1,004,820	$436,398	93.3%

Dispositions Detail for 2012:	Market	Closing Date	Rentable Square Feet (1)	Gross Proceeds

Property
				(In thousands)
Second Quarter 2012
Forbes Boulevard	San Francisco	April 27, 2012	240,000	$28,000

Second quarter total			240,000	$28,000

Total 2012 Dispositions			240,000	$28,000

(1)	Rentable square feet at the time of acquisition or disposition.
(2)	Includes 210 Broadway, 50 Hampshire Street and 60 Hampshire Street properties.
(3)	Consists of two adjacent development sites. Concurrent with the acquisition, the Company signed a 20-year ground lease with Shire Regenerative Medicine, a subsidiary of Shire plc.

LEASING ACTIVITY (1)

DECEMBER 31, 2012

	Leased Square Feet	Current Annualized Base Rent per Leased Sq Ft	Pre-Leased Square Feet	Current Annualized Base Rent per Pre-Leased Sq Ft
Leased Square Feet as of September 30, 2012	11,405,091		55,565
Expirations	(464,913)	$40.46
Pre-leased delivery	25,049	21.52	(25,049)	$21.52
Renewals, amendments, and extensions	368,299	40.80
New leases - 1st generation (2)	149,987	41.06	—	—
New leases - 2nd generation (2)	66,094	21.63	40,495	25.11

Leased Square Feet as of December 31, 2012	11,549,607		71,011

	Three Months Ended
Leased Square Feet	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Renewals, amendments, and extensions	368,299	176,655	87,383	70,894	112,795
New leases	256,576	190,705	263,432	395,365	141,147

Gross Leasing Activity	624,875	367,360	350,815	466,259	253,942

Net Absorption	144,516	115,493	186,911	210,313	66,673

(1)	Leasing activity for leases signed during the periods presented, which may be different than the period of actual occupancy.
(2)	For definitions of first and second generation leases, see page 35.

TENANT IMPROVEMENTS, LEASING COMMISSIONS AND TENANT CONCESSIONS

DECEMBER 31, 2012

	Three Months Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Renewals, Amendments, and Extensions (1)
Number of renewals	17	6	7	6	7
Square feet	368,299	176,655	87,383	70,894	112,795
Tenant improvement costs per square foot (2)	$1.23	$21.68	$0.17	$10.31	$—
Leasing commission costs per square foot (2)	3.54	6.23	1.15	2.99	1.96
Tenant concession costs per square foot (2) (3)	17.01	2.60	0.24	7.99	0.24

Total tenant improvement, leasing commission, and tenant concession costs psf	$21.78	$30.51	$1.56	$21.29	$2.20

New Leases - 1st Generation (4)
Number of leases	5	8	8	8	5
Square feet	149,987	100,992	219,552	319,947	57,783
Tenant improvement costs per square foot (2)	$61.97	$1.14	$118.40	$18.98	$42.91
Leasing commission costs per square foot (2)	7.25	7.77	17.19	7.84	8.26
Tenant concession costs per square foot (2) (3)	22.00	4.93	4.28	29.22	11.28

Total tenant improvement, leasing commission, and tenant concession costs psf	$91.22	$13.84	$139.87	$56.04	$62.45

New Leases - 2nd Generation (4)
Number of leases	8	8	8	8	9
Square feet	106,589	89,713	43,880	75,418	83,364
Tenant improvement costs per square foot (2)	$16.86	$46.58	$7.93	$27.22	$0.99
Leasing commission costs per square foot (2)	8.99	7.48	5.62	2.78	1.36
Tenant concession costs per square foot (2) (3)	10.15	1.55	7.16	4.22	11.82

Total tenant improvement, leasing commission, and tenant concession costs psf	$36.00	$55.61	$20.71	$34.22	$14.17

Total
Number of renewals/leases	30	22	23	22	21
Square feet	624,875	367,360	350,815	466,259	253,942
Tenant improvement costs per square foot (2)	$18.47	$22.42	$75.14	$19.00	$10.09
Leasing commission costs per square foot (2)	5.36	6.96	11.74	6.29	3.19
Tenant concession costs per square foot (2) (3)	17.04	2.97	3.64	21.95	6.55

Total tenant improvement, leasing commission, and tenant concession costs psf	$40.87	$32.35	$90.52	$47.24	$19.83

(1)	Does not include retained tenants that have relocated to new space or expanded into new space.
(2)	Based on management estimates. Assumes all tenant improvement, leasing commission, and tenant concession costs are paid in the calendar year in which the lease is executed, which may be different than the year in which they are actually paid.
(3)	Includes both rent concessions due to free or discounted rent periods and lease incentives paid to tenants.
(4)	Includes pre-leasing activity and retained tenants that have relocated to new space or expanded into new space within the Company’s portfolio. For definitions of first and second generation leases, see page 35.

NON-GAAP FINANCIAL MEASURE DEFINITIONS

DECEMBER 31, 2012

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and therefore, may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to cash flows from operating, investing or financing activities as a measure of liquidity, computed in accordance with GAAP.

FFO, CFFO and AFFO

We present funds from operations, or FFO, FFO excluding acquisition-related expenses, or CFFO, and adjusted funds from operations, or AFFO, available to common shares and OP units because we consider them to be important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO, CFFO and AFFO when reporting their results.

FFO, CFFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO, CFFO and AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide performance measures that, when compared year over year, reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, impairment charges on depreciable real estate, real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures.

We calculate CFFO by adding acquisition-related expenses to FFO. We calculate AFFO by adding to CFFO: (a) non-cash revenues and expenses, (b) recurring capital expenditures and second generation tenant improvements and (c) leasing commissions.

Our computations may differ from the methodologies for calculating FFO, CFFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO, CFFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO, CFFO and AFFO should not be considered alternatives to net income/(loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO, CFFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of our operations.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding to EBITDA: (a) noncontrolling interests in our operating partnership, (b) impairments, (c) dividends payable on and cost on redemption of our series A preferred stock, (d) non-cash adjustments for marketable securities, (e) gains or losses from sales of real estate and (f) acquisition-related expenses. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility is limited.

Coverage Ratios

We present interest and fixed charge ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from adjusted EBITDA, their utility is limited by the same factors that limit the usefulness of adjusted EBITDA as a liquidity measure.

Net Operating Income (NOI)

We use net operating income, or NOI, as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. We compute NOI by adding or subtracting certain items from net income, noncontrolling interest in the operating partnership, gains/losses from investment in unconsolidated partnerships, interest expense, interest income, depreciation and amortization and general and administrative expenses. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

DEFINITIONS

DECEMBER 31, 2012

Property Status

Stabilized

Represents operating properties that are more than 90% leased.

Lease up

Represents operating properties that are less than 90% leased.

Redevelopment

Represents properties that we are currently preparing for their intended use, and accordingly are capitalizing interest and other costs as of the end of the quarter.

Pre-development

Represents development properties that are engaged in activities related to planning, entitlement or other preparations for future construction.

Development

Represents properties that we are currently developing through ground up construction.

Development Potential

Represents estimates of the additional rentable square footage that we could put into service if management made the strategic election to pursue additional development.

Lease Type

First Generation

Leases on space which, in management’s evaluation, require significant improvements to prepare or condition the premises for its intended purpose or enhance the value of the property. This generally includes capital expenditures for development, redevelopment or repositioning a property.

Second Generation

Leases which are not considered by management to be first generation leases.

Recurring Capital Expenditures

Recurring capital expenditures exclude (1) items associated with the expansion of a building or its improvements, (2) renovations to a building which change the underlying classification of the building, incurred to prepare or condition the premises for its intended purpose (for example, from office to laboratory) or (3) capital improvements that represent an addition to the property rather than the replacement of property, plant or equipment.